UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2010

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-163069	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Bleecker Street Portfolio

American Realty Capital New York Recovery REIT, Inc. (the “Company”) intends to issue the press release attached hereto as Exhibit 99.1 and incorporated by reference herein announcing the closing of the Company’s acquisition of a portfolio of five retail condominiums located on Bleecker Street in Manhattan, New York on December 1, 2010.

Escrow Break

On December 9, 2010, the Company satisifed the escrow conditions of its best efforts public offering of common stock.  As of December 9, 2010, the Company had received and accepted aggregate subscriptions in excess of the minimum of $2 million in shares, broken escrow and issued 212,526 shares of common stock to its initial investors who were admitted as stockholders.  The Company will not accept subscriptions from residents of Pennsylvania until it has received aggregate subscriptions of at least $75 million.  The Company will not accept subscriptions from residents of Tennessee until it has received aggregate subscriptions of at least $20 million. The Company itends to issue the press release attached hereto as Exhibit 99.2 and incorporated by reference herein announcing the escrow break

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated December 13, 2010

99.2	Press Release dated December 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: December 13, 2010	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors